As filed with the Securities and Exchange Commission on December 15, 2000
                                                    Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------
               Merrill Lynch, Pierce, Fenner & Smith Incorporated
                                Initial Depositor
               (Exact name of registrant as specified in charter)
                             ----------------------
                            ABC HOLDRSSM Trust 2000-L
                                yet-to-be formed
                      [Issuer with respect to the receipts]

           Delaware                       6211                     13-5674085
(State or other jurisdiction        (Primary Standard           (I.R.S. Employer
    of incorporation or         Industrial Classification        Identification
        organization)                  Code Number)                   Number)
                             ----------------------
                                250 Vesey Street
                            New York, New York 10281
                                 (212) 449-1000

          (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)
                             ----------------------
                                   Copies to:
             Andrea L. Dulberg, Esq.                       Andrew B. Janszky
               Corporate Secretary                        Shearman & Sterling
Merrill Lynch, Pierce, Fenner & Smith Incorporated        599 Lexington Avenue
                 250 Vesey Street                       New York, New York 10022
             New York, New York 10281                        (212) 848-4000
                  (212) 449-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

          Approximate date of commencement of proposed sale to public:
   As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [ ]

                                            CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------------------------
                                                   Proposed Maximum        Proposed Maximum
  Title of Each Class of         Amount to Be       Offering Price        Aggregate Offering            Amount of
Securities to Be Registered       Registered        Per Receipt(1)             Price (1)           Registration Fee(2)
----------------------------------------------------------------------------------------------------------------------
ABC HOLDRS...............           100,000             $100                  $10,000,000                $2,640
                                   receipts
----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fanner & Smith Incorporated in market-making transactions.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such
Section 8(a), may determine.
================================================================================

PROSPECTUS
----------

                              Subject to Completion
                       Preliminary Prospectus dated , 2000


                                      LOGO


                          [       ] Depositary Receipts
                            ABC HOLDRSSM Trust 2000-L

         The ABC HOLDRSSM Trust 2000-L will issue Depositary Receipts called ABC HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in the [ ] industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer ABC HOLDRS in a round-lot amount of 100 ABC HOLDRS or round-lot multiples. ABC HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the ABC HOLDRS. For a list of the names and the number of shares of the companies that make up an ABC HOLDR, see "Highlights of ABC HOLDRS--The ABC HOLDRS" starting on page 6. The trust will issue the additional ABC HOLDRS on a continuous basis.

         Investing in ABC HOLDRS involves significant risks. See "Risk Factors" starting on page 4.

         The initial public offering price for a round-lot of 100 ABC HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

         ABC HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

         Before this issuance, there has been no public market for ABC HOLDRS. Application has been made to list the ABC HOLDRS on the American Stock Exchange under the symbol "[ ]".

-----------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                                          Initial Price        Underwriting
                                            To Public*              Fee
                                            ----------              ---
Per ABC HOLDR...........................                             2%

* Includes underwriting fee.

         For purchases of ABC HOLDRS in excess of         ABC HOLDRS, the
underwriting fee will be    %.

                                   ----------

Merrill Lynch & Co.                                         [                ]

                                   ----------


                The date of this prospectus is       ,2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----
Summary...............................................................      3
Risk Factors..........................................................      4
Highlights of ABC HOLDRS..............................................      6
The Trust.............................................................     12
Description of ABC HOLDRS.............................................     12
Description of the Underlying Securities..............................     13
Description of the Depositary Trust Agreement.........................     16
Federal Income Tax Consequences.......................................     18
ERISA Considerations..................................................     21
Plan of Distribution..................................................     21
Legal Matters.........................................................     23
Where You Can Find More Information...................................     23


         This prospectus contains information you should consider when making your investment decision. With respect to information about ABC HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell ABC HOLDRS in any jurisdiction where the offer or sale is not permitted.

         The ABC HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences - Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the ABC HOLDRS or of the underlying securities through an investment in the ABC HOLDRS.

                                     SUMMARY

         The ABC HOLDRS Trust will be formed under the depositary trust agreement, dated as of ____________, 2000 among The Bank of New York, as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the ABC HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust will hold shares of common stock or American depositary shares issued by [ ] specified companies generally considered to be involved in the [ ] industry. The number of shares of each company's securities or American depositary shares held by the trust with respect to each round-lot of ABC HOLDRS is specified under "Highlights of ABC HOLDRS--The ABC HOLDRS." This group of common stocks or American depositary shares are collectively referred to in this prospectus as the securities or the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change. Under no circumstances will a new company be added to the group of issuers of underlying securities.

         The trust will issue ABC HOLDRS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The ABC HOLDRS are separate from the underlying securities that are represented by the ABC HOLDRS.

                                  RISK FACTORS

         An investment in ABC HOLDRS involves risks similar to investing in each of the underlying securities outside of the ABC HOLDRS, including the risks associated with concentrated investments in the [ ] industry.

General Risk Factors

         o Loss of investment. Because the value of ABC HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the ABC HOLDRS if the underlying securities decline in value.

         o Discount trading price. ABC HOLDRS may trade at a discount to the aggregate value of the underlying securities.

         o     Not necessarily representative of the [          ] industry.
               While the underlying securities are common stocks of companies generally considered to be involved in various aspects of the
               [          ] industry, the underlying securities and the ABC
               HOLDRS may not necessarily follow the price movements of the
               entire [          ] industry generally. If the underlying
               securities decline in value, your investment in the ABC HOLDRS will decline in value even if the securities prices of companies
               in the [          ] industry generally increase in value.
               Furthermore, after the initial deposit, one or more of the issuers of the securities that are or may be included in the ABC
               HOLDRS may not be involved in the [          ] industry. In this
               case, the ABC HOLDRS may no longer consist of securities issued
               only by companies involved in the [          ] industry.

         o No investigation of underlying securities. The underlying securities included in the ABC HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities
               in the [          ] industry, without regard for the value, price
               performance, volatility or investment merit of the underlying securities. Consequently, the ABC HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

         o Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, ABC HOLDRS may not necessarily continue to
               be a diversified investment in the [   ] industry. As a result of
               market fluctuations and/or reconstitution events, ABC HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

         o Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your ABC HOLDRS and receive delivery of each of the underlying securities. The cancellation of your ABC HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of ABC HOLDRS will involve payment of a cancellation fee to the trustee.

         o Trading halts. Trading in ABC HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in ABC HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the ABC HOLDRS, you will not be able to trade ABC HOLDRS and you will only be able to trade the underlying securities if you cancel your ABC HOLDRS and receive each of the underlying securities.

         o Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the ABC HOLDRS. If the ABC HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the ABC HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the ABC HOLDRS are delisted.

         o Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the ABC HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the ABC HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the
               ABC HOLDRS, the selection of the [    ] industry, Merrill Lynch's
               activity in the secondary market in the underlying securities, and the creation and cancellation of ABC HOLDRS by Merrill Lynch.

         o Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the ABC HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of ABC HOLDRS, particularly in connection with the initial issuance of ABC HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the ABC HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of ABC HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the [          ] Industry

                            HIGHLIGHTS OF ABC HOLDRS

         This discussion highlights information regarding ABC HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase ABC HOLDRS.

Issuer.................................      ABC HOLDRS Trust.

The trust..............................      The ABC HOLDRS Trust will be formed
                                             under the depositary trust
                                             agreement, dated as of            ,
                                             2000 among The Bank of New York, as
                                             trustee, Merrill Lynch, Pierce,
                                             Fenner & Smith Incorporated, other
                                             depositors and the owners of the
                                             ABC HOLDRS. The trust is not a
                                             registered investment company under
                                             the Investment Company Act of 1940.

Initial depositor......................      Merrill Lynch, Pierce, Fenner &
                                             Smith Incorporated.

Trustee................................      The Bank of New York, a New York
                                             state-chartered banking
                                             organization, will be the trustee
                                             and receive compensation as set
                                             forth in the depositary trust
                                             agreement.

Purpose of ABC HOLDRS..................      ABC HOLDRS are designed to achieve
                                             the following:

                                             Diversification. ABC HOLDRS are
                                             designed to allow you to diversify
                                             your investment in the [          ]
                                             industry through a single,
                                             exchange-listed instrument
                                             representing your undivided
                                             beneficial ownership of the
                                             underlying securities.

                                             Flexibility. The beneficial owners
                                             of ABC HOLDRS have undivided
                                             beneficial ownership interests in
                                             each of the underlying securities
                                             represented by the ABC HOLDRS, and
                                             can cancel their ABC HOLDRS to
                                             receive each of the underlying
                                             securities represented by the ABC
                                             HOLDRS.

                                             Transaction costs. The expenses
                                             associated with trading ABC HOLDRS
                                             are expected to be less than
                                             trading each of the underlying
                                             securities separately in a
                                             traditional brokerage account.

Trust assets...........................      The trust will hold securities
                                             issued by specified companies in
                                             the [    ] industry. Except when a
                                             reconstitution event occurs, the
                                             group of companies will not change.
                                             Reconstitution events are described
                                             in this prospectus under the
                                             heading "Description of the
                                             depositary trust
                                             agreement--Reconstitution events."
                                             Under no circumstances will the
                                             common stock of a new company be
                                             added to the common stocks
                                             underlying the ABC HOLDRS.

                                             The trust's assets may increase or
                                             decrease as a result of in-kind
                                             deposits and withdrawals of the
                                             underlying securities during the
                                             life of the trust.

The ABC HOLDRS.........................      The trust will issue ABC HOLDRS
                                             that represent your undivided
                                             beneficial ownership interest in
                                             the shares of U.S.-traded
                                             securities
                                             held by the trust on your behalf.
                                             The ABC HOLDRS themselves are
                                             separate from the underlying
                                             securities that are represented by
                                             the ABC HOLDRS.

                                             The specific share amounts for each
                                             round-lot of 100 ABC HOLDRS will be
                                             determined on the pricing date so
                                             that the initial issue price will
                                             be approximately $90-$100 per ABC
                                             HOLDR and the initial weightings of
                                             each underlying security included
                                             in the ABC HOLDRS approximates the
                                             relative market capitalizations of
                                             the specified companies (based on
                                             the market capitalizations of the
                                             underlying securities on the
                                             trading day immediately preceding
                                             the pricing date), subject to a
                                             maximum initial weight of [ ]%. For
                                             purposes of this preliminary
                                             prospectus, the indicative share
                                             amounts and the indicative
                                             weightings of each underlying
                                             security, based on market
                                             capitalizations as of [ ] are set
                                             forth in the table below; however,
                                             such share amounts and weightings
                                             are expected to change during the
                                             period between [ ] and the pricing
                                             date.

                                             After the pricing date, the share
                                             amounts will not change, except for
                                             changes due to corporate events,
                                             such as stock splits or reverse
                                             stock splits on the underlying
                                             securities, or reconstitution
                                             events. However, the weightings are
                                             expected to change substantially
                                             over time because of price
                                             fluctuations.

                                             The following chart provides the

                                             o  of the [    ] issuers of the
                                                underlying securities
                                                represented by the ABC HOLDRS,
                                             o  stock ticker symbols,
                                             o  indicative share amounts
                                                represented by a round-lot of
                                                100 ABC HOLDRS as of [    ],
                                             o  indicative weightings as of
                                                [    ], and
                                             o  principal U.S. market on which
                                                the underlying securities of
                                                the selected companies are
                                                traded.


                                                                            Indicative                 Primary
                                                                               Share     Indicative    Trading
                                             Name of Company     Ticker       Amounts    Weightings     Market
                                             ---------------     ------       -------    ----------     ------


                                             The actual share amounts and
                                             weightings will be determined on
                                             the pricing date and will appear in
                                             the final prospectus delivered in
                                             connection with sales of the ABC
                                             HOLDRS. These companies generally
                                             are considered to be [ ] of the
                                             largest and most liquid companies
                                             with U.S.-traded securities
                                             involved in the [ ] industry as
                                             measured by market capitalization
                                             and trading volume on ___________,
                                             2000. The market capitalization of
                                             a company is determined by
                                             multiplying the market price of its
                                             securities by the number of its
                                             outstanding securities.

                                             The trust only will issue and
                                             cancel, and you only may obtain,
                                             hold, trade or surrender, ABC
                                             HOLDRS in a round-lot of 100 ABC
                                             HOLDRS and round-lot multiples. The
                                             trust will only issue ABC HOLDRS
                                             upon the deposit of the whole
                                             shares represented by a round-lot
                                             of 100 ABC HOLDRS. In the event
                                             that a fractional share comes to be
                                             represented by a round-lot of ABC
                                             HOLDRS, the trust may require a
                                             minimum of more than one round-lot
                                             of 100 ABC HOLDRS for an issuance
                                             so that the trust will always
                                             receive whole share amounts for
                                             issuance of ABC HOLDRS.

                                             The number of outstanding ABC
                                             HOLDRS will increase and decrease
                                             as a result of in-kind deposits and
                                             withdrawals of the underlying
                                             securities. The trust will stand
                                             ready to issue additional ABC
                                             HOLDRS on a continuous basis when
                                             an investor deposits the required
                                             securities with the trustee.

Public offering price..................      The initial public offering price
                                             for 100 ABC HOLDRS will equal the
                                             sum of the closing market price on
                                             the primary U.S. trading market on
                                             the pricing date for each
                                             underlying security multiplied by
                                             the share amount to be determined
                                             on the pricing date, plus an
                                             underwriting fee. It is expected
                                             that the initial public offering
                                             price will be approximately
                                             $90-$100 per ABC HOLDR.

Purchases..............................      After the initial offering, you may
                                             acquire ABC HOLDRS in two ways:
                                             o  through an in-kind deposit of
                                                the required number of
                                                securities of the
                                                underlying issuers with the
                                                trustee, or
                                             o  through a cash purchase in the
                                                secondary trading market.
Underwriting fees......................      If you purchase ABC HOLDRS in the
                                             initial public offering, you will
                                             pay an underwriting fee equal to:

                                             o  For purchases of [      ]
                                                ABC HOLDRS or fewer, 2%.
                                             o  For purchases in excess
                                                of [   ] ABC HOLDRS, %.

                                             You will not be charged any
                                             issuance fee or other sales
                                             commission in connection with
                                             purchases of ABC HOLDRS made in the
                                             initial public offering.

Issuance and cancellation fees.........      After the initial offering, if you
                                             wish to create ABC HOLDRS by
                                             delivering to the trust the
                                             requisite securities represented by
                                             a round-lot of 100 ABC HOLDRS, The
                                             Bank of New York as trustee will
                                             charge you an issuance fee of up to
                                             $10.00 for each round-lot of 100
                                             ABC HOLDRS. If you wish to cancel
                                             your ABC HOLDRS and withdraw your
                                             underlying securities, The Bank of
                                             New York as trustee will charge you
                                             a cancellation fee of up to $10.00
                                             for each round-lot of 100 ABC
                                             HOLDRS.

Commissions............................      If you choose to deposit underlying
                                             securities in order to receive ABC
                                             HOLDRS after the conclusion of the
                                             initial public offering, you will
                                             not be charged the underwriting
                                             fee. However, in addition to the
                                             issuance fee charged by the trustee
                                             described above, you will be
                                             responsible for paying any sales
                                             commission associated with your
                                             purchase of the underlying
                                             securities that is charged by your
                                             broker.

Custody fees...........................      The Bank of New York, as trustee
                                             and as custodian, will charge you a
                                             quarterly custody fee of $2.00 for
                                             each round-lot of 100 ABC HOLDRS,
                                             to be deducted from any cash
                                             dividend or other cash
                                             distributions on underlying
                                             securities received by the trust.
                                             With respect to the aggregate
                                             custody fee payable in any calendar
                                             year for each ABC HOLDR, the
                                             trustee will waive that portion of
                                             the fee which exceeds the total
                                             cash dividends and other cash
                                             distributions received, or to be
                                             received, and payable with respect
                                             to such calendar year.

Rights relating to ABC HOLDRS..........      You have the right to withdraw the
                                             underlying securities upon request
                                             by delivering a round-lot or
                                             integral multiple of a round-lot of
                                             ABC HOLDRS to the trustee, during
                                             the trustee's business hours, and
                                             paying the cancellation fees,
                                             taxes, and other charges. You
                                             should receive the underlying
                                             securities no later than the
                                             business day after the trustee
                                             receives a proper notice of
                                             cancellation. The trustee will not
                                             deliver fractional shares of
                                             underlying securities. To the
                                             extent that any cancellation of ABC
                                             HOLDRS would otherwise require the
                                             delivery of a fractional share, the
                                             trustee will sell such share in the
                                             market and the trust, in turn, will
                                             deliver cash in lieu of such share.
                                             Except with respect to the right to
                                             vote for dissolution of the trust,
                                             the ABC HOLDRS themselves will not
                                             have voting rights.

Rights relating to the underlying
   securities..........................      You have the right to:

                                             o  Receive all shareholder
                                                disclosure materials, including
                                                annual and quarterly reports,
                                                distributed by the issuers of
                                                the underlying securities.

                                             o  Receive all proxy materials
                                                distributed by the issuers of
                                                the underlying securities and
                                                will have the right to instruct
                                                the trustee to vote the
                                                underlying securities or may
                                                attend shareholder meetings
                                                yourself.

                                             o  Receive dividends and other
                                                distributions on the underlying
                                                securities, if any are declared
                                                and paid to the trustee by an
                                                issuer of the underlying
                                                securities, net of any
                                                applicable taxes or fees.

                                             If you wish to participate in a
                                             tender offer for underlying
                                             securities, you must obtain the
                                             underlying securities by
                                             surrendering your ABC HOLDRS and
                                             receiving all of your underlying
                                             securities. For specific
                                             information about obtaining your
                                             underlying securities, you should
                                             read the discussion under the
                                             caption "Description of the
                                             depositary trust agreement."

Reconstitution events..................      The depositary trust agreement
                                             provides for the automatic
                                             distribution of underlying
                                             securities to you in the following
                                             four circumstances:

                                             A. If an issuer of underlying
                                                securities no longer has a class
                                                of securities registered under
                                                section 12 of the Securities
                                                Exchange Act of 1934, then its
                                                securities will no longer be an
                                                underlying security and the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the ABC HOLDRS.

                                             B. If the SEC finds that an issuer
                                                of underlying securities should
                                                be registered as an investment
                                                company under the Investment
                                                Company Act of 1940, and the
                                                trustee has actual knowledge of
                                                the SEC finding, then the
                                                trustee will distribute the
                                                shares of that company to the
                                                owners of the ABC HOLDRS.

                                             C. If the underlying securities of
                                                an issuer cease to be
                                                outstanding as a result of a
                                                merger, consolidation or other
                                                corporate combination, the
                                                trustee will distribute the
                                                consideration paid by and
                                                received from the acquiring
                                                company to the beneficial owners
                                                of ABC HOLDRS, unless the
                                                merger, consolidation or other
                                                corporate combination is between
                                                companies that are already
                                                included in the ABC HOLDRS and
                                                the consideration received is
                                                additional underlying
                                                securities. In this case, the
                                                additional underlying securities
                                                will be deposited into the
                                                trust.

                                             D. If an issuer's underlying
                                                securities are delisted from
                                                trading on a U.S. national
                                                securities exchange or through
                                                Nasdaq NMS and are not listed
                                                for trading on another U.S.
                                                national securities exchange or
                                                through Nasdaq NMS within five
                                                business days from the date the
                                                securities are delisted.

                                             If a reconstitution event occurs,
                                             the trustee will deliver the
                                             underlying security to you as
                                             promptly as practicable after the
                                             date that the trustee has knowledge
                                             of the occurrence of a
                                             reconstitution event.

Termination events.....................      A. The ABC HOLDRS are delisted from
                                                the American Stock Exchange and
                                                are not listed for trading on
                                                another U.S. national securities
                                                exchange or through Nasdaq NMS
                                                within five business days from
                                                the date the ABC HOLDRS are
                                                delisted.

                                             B. The trustee resigns and no
                                                successor trustee is appointed
                                                within 60 days from the date the
                                                trustee provides notice to
                                                Merrill Lynch, Pierce, Fenner &
                                                Smith Incorporated, as initial
                                                depositor, of its intent to
                                                resign.

                                             C. 75% of beneficial owners of
                                                outstanding ABC HOLDRS vote to
                                                dissolve and liquidate the
                                                trust.

                                             If a termination event occurs, the
                                             trustee will distribute the
                                             underlying securities to you as
                                             promptly as practicable after the
                                             termination event.

Federal income
   tax consequences....................      The federal income tax laws will
                                             treat a U.S. holder of ABC HOLDRS
                                             as directly owning the underlying
                                             securities. The ABC HOLDRS
                                             themselves will not result in any
                                             federal tax consequences separate
                                             from the tax consequences
                                             associated with ownership of the
                                             underlying securities.

Listing................................      Application has been made to list
                                             the ABC HOLDRS on the American
                                             Stock Exchange under the symbol
                                             "[          ]". Trading will take
                                             place only in round-lots of 100 ABC
                                             HOLDRS and round-lot multiples. A
                                             minimum of 150,000 ABC HOLDRS will
                                             be required to be outstanding when
                                             trading begins.

Trading................................      Investors only will be able to
                                             acquire, hold, transfer and
                                             surrender a round-lot of 100 ABC
                                             HOLDRS. Bid and ask prices,
                                             however, will be quoted per single
                                             ABC HOLDR.

Clearance and settlement...............      The trust will issue ABC HOLDRS in
                                             book-entry form. ABC HOLDRS will be
                                             evidenced by one or more global
                                             certificates that the trustee will
                                             deposit with The Depository Trust
                                             Company, referred to as DTC.
                                             Transfers within DTC will be in
                                             accordance with DTC's usual rules
                                             and operating procedures. For
                                             further information see
                                             "Description of ABC HOLDRS."

                                    THE TRUST

         General. This discussion highlights information about the ABC HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase ABC HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

         The ABC HOLDRS Trust. The trust will be formed pursuant to the depositary trust agreement, dated as of ___________, 2000. The Bank of New York will be the trustee. The ABC HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

         The ABC HOLDRS Trust is intended to hold deposited shares for the benefit of owners of ABC HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.


                            DESCRIPTION OF ABC HOLDRS

         The trust will issue ABC HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional ABC HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

         You may only acquire, hold, trade and surrender ABC HOLDRS in a round-lot of 100 ABC HOLDRS and round-lot multiples. The trust will only issue ABC HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 ABC HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of ABC HOLDRS, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRS.

         ABC HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The [ ] companies selected as part of this receipt program are listed above in the section entitled "Highlights of ABC HOLDRS--The ABC HOLDRS."

         Beneficial owners of ABC HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel ABC HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." ABC HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

         The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. ABC HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of ABC HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the ABC HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

         ABC HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. ABC HOLDRS will be available only in book-entry form. Owners of ABC HOLDRS may hold their ABC HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

         Selection criteria. The underlying securities are the common stock or
American depositary shares of a group of [    ] specified companies involved in
various aspects of the [    ] industry and whose securities are registered under
section 12 of the Exchange Act. The issuers of the underlying securities are
considered to be [    ] of the largest capitalized, most liquid companies
involved in the [    ] industry as measured by market capitalization and trading volume. The companies included in the ABC HOLDRS also meet the following minimum
selection criteria as of [    ]:

         o     Market capitalization equal to or greater than $        ;

         o     Average daily trading volume of at least shares over the 60
               trading days before         , 2000;

         o Average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day
               period prior to       ) of at least $       over the 60 trading
               days before       , 2000; and

         o     A trading history of at least 90 calendar days.

         The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. In determining whether a company was to be considered for inclusion in the ABC HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the
[      ] specified companies, however, rested solely within the discretion of
Merrill Lynch, Pierce, Fenner & Smith Incorporated.

         After the initial deposit, one or more of the issuers of the underlying
securities may no longer be substantially involved in the [    ] industry. In
this case, the ABC HOLDRS may no longer consist of securities issued by companies involved in the [ ] industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the [ ] industry and will undertake to make adequate disclosure when necessary.

         Underlying securities. For a list of the underlying securities represented by ABC HOLDRS, please refer to "Highlights of ABC HOLDRS--The ABC HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

         No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire ABC HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

         General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

         The following table and graph set forth the composite performance of all of the underlying securities represented by a single ABC HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the close of each business day from __________, 1999, the first date when all of the underlying securities were publicly traded, and thereafter as of the end of each month to _______, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.


  1999         Value       1999       Value       2000       Value       2000       Value       2000      Value
  ----         -----       ----       -----       ----       -----       ----       -----       ----      -----










                                     [GRAPH]

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of , 2000, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the ABC HOLDRS, provides that ABC HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

         The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of ABC HOLDRS. You may create and cancel ABC HOLDRS only in round-lots of 100 ABC HOLDRS. You may create ABC HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue ABC HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 ABC HOLDRS. In the event that a fractional share comes to be represented by a round-lot of ABC HOLDRS, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRS. Similarly, you must surrender ABC HOLDRS in integral multiples of 100 ABC HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of ABC HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

         Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

         Under the depositary trust agreement, any beneficial owner of ABC HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning ABC HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to ABC HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

         Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

         Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

         Withdrawal of underlying securities. You may surrender your ABC HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender ABC HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 ABC HOLDRS.

         Further issuances of ABC HOLDRS. The depositary trust agreement provides for further issuances of ABC HOLDRS on a continuous basis without your consent.

         Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

         A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

         B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

         C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the ABC HOLDRS and the consideration received is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

         D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the securities are delisted.

         If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of ABC HOLDRS will surrender their ABC HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if ABC HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the ABC HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding ABC HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

         If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

         Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the ABC HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of ABC HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of ABC HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of ABC HOLDRS.

         Issuance and cancellation fees. After the initial public offering, the trust expects to issue more ABC HOLDRS. If you wish to create ABC HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 ABC HOLDRS. If you wish to cancel your ABC HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 ABC HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create ABC HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be any of the members of the selling group or another broker.

         Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

         Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

         Governing law. The depositary trust agreement and ABC HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

         Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the ABC HOLDRS.

         The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                         FEDERAL INCOME TAX CONSEQUENCES

General

         The following is a summary of the U.S. federal income tax consequences relating to the ABC HOLDRS for:

         o     a citizen or resident of the United States;

         o a corporation or partnership created or organized in the United States or under the laws of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

         o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the ABC HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. We recommend that you consult with your own tax advisor.

Taxation of the trust

         The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of ABC HOLDRS

         A receipt holder purchasing and owning ABC HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by ABC HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

         A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the ABC HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of ABC HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the ABC HOLDRS. Similarly, with respect to sales of ABC HOLDRS for cash in the secondary market, the amount realized with respect to a sale of ABC HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

         The distribution of any securities by the trust upon the surrender of ABC HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling ABC HOLDRS will reduce the amount realized with respect to the underlying securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

         With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

         If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value (determined at the spot rate on the date of the payment) regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

         Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute "passive income" or, in the case of some U.S. holders, "financial services income." For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

         Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of ABC HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

         Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

         o     at least 75 % of its gross income is "passive income"; or

         o on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

         Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

         If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the ABC HOLDRS or of the underlying securities or upon the receipt of "excess distributions", unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

         With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of ABC HOLDRS or of the underlying securities unless:

         o that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

         o in the case of any gain realized by an individual Non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

         o the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and
               (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

         Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.


                              ERISA CONSIDERATIONS

         Any plan fiduciary which proposes to have a plan acquire ABC HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of ABC HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.


                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to
receive ABC HOLDRS. [        ], the selling group, propose to offer the ABC
HOLDRS to the public at the offering price set forth on the cover page of this prospectus which includes an underwriting fee of 2%. Merrill Lynch, Pierce,
Fenner & Smith Incorporated will provide ABC HOLDRS to [        ] at the public
offering price, as set forth on the cover page of this prospectus, less a concession that is not in excess of [ ]%. The selling group may allow to certain dealers, and the dealers may reallow, a discount on sales of ABC HOLDRS not in excess of [ ]% of the public offering price, as set forth on the cover page of this prospectus. We expect the trust to deliver the initial distribution of ABC HOLDRS against deposit of the underlying securities in New York, New York on , 2000. After the initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue ABC HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of ABC HOLDRS.

         Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the ABC HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the ABC HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.


                                  LEGAL MATTERS

         Legal matters, including the validity of the ABC HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the ABC HOLDRS.


                       WHERE YOU CAN FIND MORE INFORMATION

         Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the ABC HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

         Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are considered foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC and are not required to file periodic financial and other information on EDGAR. Therefore, this information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

         The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to ABC HOLDRS. This prospectus relates only to ABC HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with ABC HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the ABC HOLDRS have been publicly disclosed.

                                     ANNEX A

         This annex forms an integral part of the prospectus.

         The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through [ ] 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 10. The primary foreign stock market on which the securities of the foreign issuers included in the ABC HOLDRS are listed is described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

================================================================================



                                      LOGO




                           [     ] Depositary Receipts
                               ABC HOLDRS SM Trust




                      -----------------------------------

                               P R O S P E C T U S

                      -----------------------------------



                               Merrill Lynch & Co.

                                  [           ]

                                          , 2000





        Until    , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

         Securities and Exchange Commission registration fee..............$2,640
         Printing and engraving expenses..................................
         Legal fees and expenses..........................................
         Miscellaneous....................................................
                                                                          ------
               Total......................................................$


Item 15.  Indemnification of Directors and Officers.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

         The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

         See Exhibit Index.

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
               of the Securities Act of 1933.

                     (ii) To reflect in the prospectus any facts or events
               arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                     (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

               (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on December 15, 2000.

                                         MERRILL LYNCH, PIERCE, FENNER & SMITH
                                                        INCORPORATED


                                         By: /s/  Ahmass L. Fakahany
                                             ----------------------------------
                                             Ahmass L. Fakahany
                                             Senior Vice President and
                                             Chief Financial Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 15, 2000.

                Signature                                  Title
                ---------                                  -----



             /s/     John L. Steffens
        ---------------------------------
            John L. Steffens                        Chief Executive Officer,
                                                       Chairman of the Board
                                                       and Director
              /s/  E. Stanley O'Neal
        ---------------------------------
            E. Stanley O'Neal                       Director


           /s/ George A. Schieren
        ---------------------------------
            George A. Schieren                      Director


           /s/ Thomas H. Patrick
        ---------------------------------
           Thomas H. Patrick                        Director

          /s/  Ahmass L. Fakahany
        ---------------------------------
            Ahmass L. Fakahany                      Senior Vice President
                                                       and Chief Financial
                                                       Officer

          /s/ Dominic Carone
        ---------------------------------
            Dominic Carone                          First Vice President
                                                       and Controller

                                INDEX TO EXHIBITS

Exhibits

*4.1     Standard Terms for Depositary Trust Agreements between Merrill
         Lynch, Pierce, Fenner & Smith Incorporated and The Bank of New York, as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

*5.1 Opinion of Shearman & Sterling regarding the validity of the ABC HOLDRS Receipts

*8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

24.1     Power of Attorney (included in Part II of Registration Statement)

-------------------------
* To be filed by amendment.